EXHIBIT 4.1


                         TECHNOLOGY RESEARCH CORPORATION
                       1996 STOCK OPTION PERFORMANCE PLAN

     TECHNOLOGY RESEARCH CORPORATION (the "Company") hereby adopts this Technology Research Corporation 1996 Stock Option Performance Plan.

     1. Purpose. The purpose of the Technology Research Corporation 1996 Stock Option Performance Plan (the "Plan") is to further the long term stability and financial success of the Company by retaining key management employees who can contribute to the financial success of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company will be largely dependent for the successful conduct of its business. It is also believed that awards granted to such employees under this Plan will also further the identification of those employees' interests with those of the Company's shareholders. It is intended that each option granted under the Plan shall constitute an "incentive stock option" within the meaning of that term as contained in Section 422 of the Internal Revenue Code of 1986.

     The Plan has been adopted by the Board of Directors of the Company, subject to the approval of the Company's shareholders at its 1996 Annual Meeting of Shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or payment with respect to Incentive Stock.

          (c) "Award" means the award of an Incentive Stock Option or Nonstatutory Option under the Plan.

          (d) "Beneficiary" means the person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Change of Control" means:

               (1) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 51% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term

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                    "unrelated  person"  means  any  person  other  than (1) the
                    Company, (2) an employee benefit plan or trust of the Company, or (3) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

               (2) Any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, pursuant to which the persons who were directors of the Company before such transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means the committee appointed to administer the Plan.

          (i) "Company" means Technology Research Corporation.

          (j) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (k) "Corporate Change" means a consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company,

          (l) "Date of Grant" means the date as of which an Award is made by the Committee.

          (m) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code.

          (n) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices as reported by NASDAQ. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

          (o) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under Section 422 of the Code.

          (p) "Insider" means a person subject to Section 16(b) of the Act.

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          (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

          (r) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (s) "Participant" means an employee who receives an Award under the Plan.

          (t) "Rule 16b-3" means Rule 16b-3 of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

          (u) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

          (v) "Vested Option" means an option which a Participant is entitled to exercise after holding such option for a period of ten years, less one day, unless he is entitled to accelerate the exercise of such option in accordance with the terms of an applicable Stock Option Agreement.

     3. Stock. The shares which may be issued and delivered upon exercise of options granted under the Plan shall be shares of the Company's authorized but unissued or issued and reacquired common stock, $.51 par value per share (the "Shares"). The aggregate number of Shares which may be issued on exercise of all options granted under the Plan shall not exceed 400,000 Shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to vesting restrictions on Options awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

     4. Shareholder Approval. Subject to the approval of the holders of Company Stock voted, in person or by proxy, at the 1996 Annual Meeting of Shareholders of the Company, this Plan shall be effective as of July 1, 1996.

     5. Eligibility. Any member of senior management of the Company who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company shall be eligible to receive awards under the Plan. The Committee shall have the power and complete discretion to select eligible employees to receive Awards and to determine for each employee the terms, conditions and nature of the Award and the number of shares to be allocated to each employee as part of the Award.

     6. Stock Options. Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan in such numbers, at such prices and on such terms and conditions as the Committee shall determine, provided that such options shall comply with and be subject to the following terms and conditions:

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     (a) Annual Grant Limitation.
     -------------------------

     No employee shall be granted an Incentive Stock Option to the extent that the aggregate Fair Market Value of Shares made subject to such option (determined as of the date such option is granted) which are exercisable for the first time by a key employee during any one calendar year exceeds the sum of $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company or affiliated entity of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If any Incentive Stock Options that are granted under the Plan have an aggregate Fair Market Value that exceeds the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (b) Option Agreement.
         -----------------

     All options granted under the Plan shall be evidenced by a written option agreement stating the number of shares capable of being purchased upon its exercise and otherwise in such form as the Committee may periodically approve and containing such terms and conditions, including the period of exercise and whether in installments or otherwise, as shall be contained therein, which need not be the same for all options.

     (c) Date of Grant.
         ---------------

     The date on which an option grant is approved by the Committee shall be considered the date on which such option is granted (the "Date of Grant"), and shall be reflected in the option agreement. All options under this Plan shall be granted within 10 years of the date this Plan is adopted.

     (d) Option Price.
         -------------

     Each option agreement shall state the purchase price of each Share capable of being acquired upon exercise of the option, which price shall be determined by the Committee with respect to each option granted but shall not be less than ONE HUNDRED PERCENT (100%) of the fair market value of each such Share on the Date of Grant (or, in the case of any optionholder owning more than ten percent of the voting power of all classes of stock of the Company, not less than ONE HUNDRED AND TEN PERCENT (110%) of the Fair Market Value of the Shares on the Date of Grant). In the event that Share prices are not published for the Date of Grant, such value shall be determined by calculating the weighted average of the closing prices or the mean between such bid and asked prices, as applicable, on the nearest trading dates occurring before and after the valuation date, in accordance with such rules as may be established by the Committee.

     (e) Option Exercise.
         ----------------

     All options granted under the Plan shall be deemed to be Vested Options after the holder has held such option for a period of ten years, less one day, and shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual option. No option may be exercised until such Option has been held for at least

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one  year;  subject, however, to the right to accelerate the exercise thereof in accordance with the terms of an applicable Stock Option Agreement. All Vested Options and Options that have become exercisable from time to time may be exercised in whole or in part in accordance with the terms of the applicable Stock Option Agreement; provided, however, that the Committee shall be authorized to require that any partial exercise be with respect to a minimum number of Shares.

     (f) Forfeiture or Exercise of Option.

     In the event that a Participant ceases employment with the Company, all options shall be forfeited, or be exercised, as follows:

          (1) In the event of a Participant's termination of employment, the Participant's Vested Options shall be forfeited immediately unless such options are exercised on the date of termination.

          (2) Upon the disability of a Participant, the Participant's Vested Options shall be exercisable within twelve months (or such shorter period as the Code may require) of the Participant's date of disability.

          (3) If the Participant dies while in the employment of the Company, the Participant's estate, personal representative, or designated beneficiary shall have the right to exercise such Vested Options within one year of the Participant's death (or such shorter period as the Code or the terms of the applicable Stock Option Agreement may require).

          (4) All non-vested Options shall be forfeited effective as of the date of termination of employment.

     (g) Mechanics of Exercise.
         -----------------------

     A person entitled to exercise any portion of an option granted under the Plan may exercise the same at anytime, either in whole or in part, by delivering written notice of exercise to the office of the Secretary of the Company or to such other location as may be designated by the Committee, specifying therein the number of Shares with respect to which the option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired. Payment may be made wholly or partly in cash or in shares of Company Stock already owned by the optionholder or by authorizing the Company to retain a sufficient number of Shares which would otherwise be issuable upon exercise of the option, valued for purposes of such payment as of the date of exercise. Subject to the optionholder's compliance with Section
16(b) of the Exchange Act, the Committee may also permit the holder to simultaneously exercise an option and sell the Shares thereby acquired pursuant to a "cashless exercise" arrangement and accept payment from a broker-dealer selected by and approved of in all respects by the Committee, and use the proceeds from such sale as payment of the exercise price of such options. No Shares shall be issued until full payment therefore has been made in the manner set forth above or in any combination of the methods set forth above, in each case to the extent approved by the Committee. If any adjustment has been effected so as to establish a right by an optionholder to acquire a fractional

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share,  such  fraction  shall  be  rounded  upward  to  the  next  whole number.

     (h) Expiration of Option.
         ---------------------

     Each option granted under the Plan shall expire and all rights to purchase Shares thereunder shall cease ten years after the Date of Grant or on such prior date as may be fixed by the Committee and specified in the subject option agreement; provided that any option granted to a key employee owing more than ten percent of the voting power of all classes of stock of the Company shall similarly expire five years after the Date of Grant.

     (i) Investment Purpose.
         -------------------

     Unless the Committee chooses to register or qualify the Shares under the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions set forth in Section 11(g) below, each option is granted on the express condition that the purchase of Shares upon an exercise thereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act, or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling. Any Shares so registered shall be promptly listed with each securities exchange through which any class of the Company's capital stock or other securities are traded.

     (j) Compliance with Exchange Act.
         -----------------------------

     With respect to Insiders that are subject to the Act, all transactions under this Plan, including the exercise of Options, delivery of Shares in payment of the exercise prior to sale of the Company Stock purchased upon the exercise of such Options are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. The Committee shall be authorized to monitor all such transactions by Insiders to ensure such compliance and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law.

     7. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to
(a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and, in the case of an Insider, in accordance with Rule 16b-3.

     8. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 30, 2006. No

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Awards  shall  be  made  under  the  Plan  after  its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan, expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

     9. Change in Capital Structure.

     (a) Adjustments to Capital Structure.
         --------------------------------

     In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

     (b) Change of Control.
         ------------------

     If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and expiration dates of Options. The effectiveness of such acceleration or release of restrictions shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.

     10. Administration of the Plan.

     (a) Disinterested Persons on Committee.
         -----------------------------------

     The Plan shall be administered by a Committee consisting of two or more outside directors of the Company, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3 of the Act, all members of the Committee shall be "disinterested persons" as that term is defined in Rule 16b-3. If any member of the Committee fails to qualify as a "disinterested person," such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

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     (b) Conditions of Option Grants.
         ----------------------------

     The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) the Fair Market Value of Company Stock; (iv) the time or times when an Award shall be granted; (v) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vi) whether a Change of Control or Corporate Change exists; (vii) the performance criteria and other factors relevant to the acceleration of vesting dates for such Options; (viii) when Options may be exercised; (ix) whether to approve a Participant's election with respect to Applicable Withholding Taxes;
(x) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xi) notice provisions relating to the sale of Company Stock acquired under the Plan; and (xii) any additional requirements relating to Awards that the Committee deems appropriate.

     (c) Technical Amendments.
         ---------------------

     The Committee shall have the power to correct any defect, supply any omission or reconcile any inconsistency in the Plan of a procedural nature in such manner and to such extent as it shall deem advisable to maintain the Plan in the manner intended; but it shall have no power to add to, subtract from or modify any of the substantive terms of the Plan, change or add to any benefits provided hereby, or waive or fail to apply any requirements existing as a condition precedent to the actual award of such benefits

     (d) Plan Regulations.
         -----------------

     The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee in good faith shall be final and conclusive. The Committee may consult with counsel, accountants, brokers, or consultants who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (e) Committee Action.
         -----------------

     A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Notwithstanding the preceding sentence, the Committee shall initially have two members and any action taken by such members must be by unanimous consent until such time as one or more additional members are appointed to the committee. Any action may be taken by a written instrument signed by, all of the members, by vote at a telephonic or other meeting or by memorandum or other

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written instrument signed by the Committee members and any action so taken shall be  fully  effective  as  if  it  had  been  taken  at  a  meeting.

     (f) Compensation of Committee Members.
         ----------------------------------

     The members of the Committee shall receive no special compensation as a result of the rendition of their services to the Plan, but shall be entitled to receive reimbursement for any reasonable expenses actually incurred in administering the Plan, as long as the same are substantiated in such manner as the Board may require. All such expenses as authorized by the Board shall be paid by the Company. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

     (g) Participant Information.
         ------------------------

     The Company shall furnish to the Committee in writing such information as the Committee may request in the exercise of its powers and duties in the administration of the Plan, which information may include, but shall not be limited to, the name of each employee of the Company and his or her date of birth, employment, and, if known, probable termination of service.

     11. Miscellaneous Provisions.

     (a) Interpretation.
         --------------

     The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

     (b) Tax Withholding.
         ----------------

     The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any stock option, or the delivery of any Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, in the event that the optionholder disposes of any Shares within the two year period following the grant, or within the one year period following exercise of an incentive stock option (each a "Disqualifying Disposition"), the Company shall have the right to require the optionholder to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements as a condition to registering the transfer of such Shares on its books. If the Committee, in its sole discretion, permits Shares of the Company's common stock to be used to satisfy any such tax withholding, such

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Shares  shall  be valued based on the fair market value of such Shares as of the date the tax withholding is required to be made, as determined by the Committee.

     (c) No Right to Employment.
         -----------------------

     Neither the adoption of the Plan, the granting of any option, nor the execution of any option agreement, shall confer upon any employee of the Company any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right, if any, of the Company to terminate the employment of any employee at any time for any reason.

     (d) Unfunded Plan.
         --------------

     The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any options awarded under the Plan. Any liability of the Company to any person with respect to any options awarded under the Plan shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company. Nothing contained in the Plan or any option agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company, and/or any such Participant, any beneficiary or any other person.

     (e) Fringe Benefit and Compensation Programs.
         -----------------------------------------

Payments and other benefits received by a Participant under an option agreement made pursuant to the Plan shall not be deemed a part of a optionholder's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of any option or portion of an option should be included to accurately reflect competitive compensation practices or to recognize that any option has been made in lieu of a portion of a competitive annual base salary or other cash compensation. Options granted under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company. The existence of the Plan notwithstanding, the Company may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate its employees.

     (f) Other Legal Compliance.
         -----------------------

     The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificate for Shares delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions.

     If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any option, or any Shares or property covered by or subject to such option, upon any securities exchange or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting or such option or the issuance or delivery of Shares or otherwise, no such award may be exercised, or paid in Shares or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

     (g) Registration of Shares.
         -----------------------

     The Committee may determine, in its sole discretion, that the registration or qualification under any federal or state law of any Shares to be granted pursuant to the Plan (whether to permit the grant of stock options or the resale or other disposition of any such Shares by or on behalf of the key employees receiving such Shares) may be necessary or desirable and, in any such event, if the Committee so determines, delivery of the certificates of the Shares shall not be made until such registration or qualification shall have been completed. In that connection, the Company agrees that it will use its best efforts to effect such registration or qualification when it deems such action to be in the best interests of the Company, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act, as amended, other than to file a Form S-8, as presently in effect, or other such forms as may be in effect from time to time.

     (h) Compliance with the Exchange Act.
         ---------------------------------

     All transactions under this Plan that involve persons subject to Section 16 of the Exchange Act are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extend permitted by law and deemed advisable by the Committee.

     (i) Leaves of Absence/Transfers.
         ----------------------------

     The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company granted to an optionholder. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the optionholder has terminated employment with the Company.

     (j) No Assignment of Benefits.
         --------------------------

     No option grant or other benefit payable under this Plan shall, except as otherwise specifically provided by this Plan or by law, be transferable in any manner other than by will or the laws of descent and distribution, and any attempt to transfer any such benefit shall be void. All benefits payable under this Plan shall not in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     (k) Notices.
         -------

     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or
(ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (i) on the date it is personally delivered to him or her or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (l)     Governing  Law.
             --------------

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.


     Dated:  July  1,  1996

                                        Technology  Research  Corporation

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